NSAR QUESTIONNAIRE - TAXABLE/WB


ATTACHMENT


Sub-Item 77D(e)

At a meeting held on August 9, 2004, the Board of Trustees of the Registrant authorized that the investment objectives of the WealthBuilder Portfolios identified in the chart below be aligned as follows:
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
FUNDS TRUST                   CURRENT OBJECTIVE                   NEW OBJECTIVE

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Wells Fargo                   Seeks long-term capital             Seeks long-term capital appreciation
WealthBuilder Equity          appreciation with a secondary       with no emphasis on income
Portfolio                     emphasis on income

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Wells Fargo WealthBuilder     Seeks a balance of capital          Seeks a combination of capital
Growth Balanced Portfolio     appreciation and current income     appreciation and current income

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These changes were implemented on October 1, 2004.

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